UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 24, 2011

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street,
Suite 500,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on October 26, 2009, FairPoint Communications, Inc. (the “Company”) and substantially all of its direct and indirect subsidiaries filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 09-16335) (collectively, the “Chapter 11 Cases”).

On January 13, 2011, the Bankruptcy Court entered an Order Confirming Debtors’ Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated as of December 29, 2010 (the “Confirmation Order”), which confirmed the Company’s Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as confirmed, the “Plan”).  Copies of the Confirmation Order and the Plan were included as Exhibits 99.1 and 2.1, respectively, to the Company’s Current Report on Form 8-K filed on January 14, 2011 (the “Confirmation Current Report”) and are incorporated by reference herein.

On January 24, 2011 (the “Effective Date”), the Company substantially consummated its reorganization through a series of transactions contemplated by the Plan, and the Plan became effective pursuant to its terms.

The Securities and Exchange Commission’s (the “SEC”) EDGAR filing system permits the filing of a Current Report on Form 8-K which contains information with respect to no more than nine of the items to be reported on a Current Report on Form 8-K.  Accordingly, concurrently with the filing of this Current Report, the Company is filing another Current Report on Form 8-K (the “Concurrent Current Report”) with the SEC which contains additional information with respect to the transactions contemplated by the Plan which were consummated on the Effective Date.

Item  1.01      Entry into a Material Definitive Agreement.

In accordance with the Plan, the Company entered into the following material agreements as of the Effective Date:

Exit Facility

On the Effective Date, the Company and FairPoint Logistics, Inc. (“FairPoint Logistics”) entered into a $1,075,000,000 senior secured credit facility with a syndicate of lenders and Bank of America, N.A., as the administrative agent for the lenders, arranged by Banc of America Securities LLC (the “Exit Facility”).  The Exit Facility comprises a $75,000,000 revolving loan facility (the “Exit Revolving Facility”), which has a sub-facility providing for the issuance of up to $30,000,000 of letters of credit, and a $1,000,000,000 term loan facility (the “Exit Term Loan” and together with the Exit Revolving Facility and such letter of credit facility, collectively, the “Exit Facility Loans”). On the Effective Date, the Company paid to the lenders providing the Exit Revolving Facility an aggregate fee equal to $1,500,000.  Interest on the Exit Facility Loans accrues at an annual rate equal to either (a) the British Bankers Association LIBOR Rate (“LIBOR”) plus 4.50%, with a minimum LIBOR floor of 2.00% for the Exit Term Loan, or (b) a base rate per annum equal to the highest of (x) Bank of America’s prime rate, (y) the federal funds effective rate plus 0.50% and (z) LIBOR plus 1.00%. In addition, the Company is required to pay a 0.75% per annum commitment fee on the average daily unused portion of the Exit Revolving Facility. The entire outstanding principal amount of the Exit Facility Loans is due and payable five years after the Effective Date (the “Exit Maturity Date”); provided that on the third anniversary of the Effective Date, the Company must elect (subject to the absence of events of default under the Exit Facility) to continue the maturity of the Exit Revolving Facility and must pay a continuation fee of $750,000 and, on the fourth anniversary of the Effective Date, the Company must elect (subject to the absence of events of default under the Exit Facility) to continue the maturity of the Exit Revolving Facility and must pay a second continuation fee of $750,000.  The loan agreement governing the Exit Facility Loans (the “Exit Facility Loan Agreement”) requires quarterly repayments of principal of the Exit Term Loan after the first anniversary of the Effective Date. In the second and third years following the Effective Date, such quarterly payments shall each be in an amount equal to $2,500,000; during the fourth year following the Effective Date, such quarterly payments shall each be in an amount equal to $6,250,000; and for the first three quarters during the fifth year following the Effective Date, such quarterly payments shall each be in an amount equal to $12,500,000, with all remaining outstanding amounts owed in respect of the Exit Term Loan being due and payable on the Exit Maturity Date.

The Exit Facility Loans are guaranteed by all of the Company’s current and future direct and indirect subsidiaries, other than (x) any subsidiary that is prohibited by applicable law from guaranteeing the obligations under the Exit Facility Loans and/or providing any security therefor without the consent of a state public utilities commission, and (y) any subsidiary of the Company that is a controlled foreign corporation or a subsidiary that is held directly or indirectly by a controlled foreign corporation

(the guarantor subsidiaries, together with the Company and FairPoint Logistics, are collectively referred to as the “Exit Financing Loan Parties”). The Exit Facility Loans as a whole are secured by liens upon substantially all existing and after-acquired assets of the Exit Financing Loan Parties, with first lien and payment waterfall priority for the Exit Revolving Facility and second lien priority for the Exit Term Loan.

The Exit Facility Loan Agreement contains customary representations, warranties and affirmative covenants. In addition, the Exit Facility Loan Agreement contains restrictive covenants that limit, among other things, the ability of the Exit Financing Loan Parties to incur indebtedness, create liens, engage in mergers, consolidations and other fundamental changes, make investments or loans, engage in transactions with affiliates, pay dividends, make capital expenditures and repurchase capital stock. The Exit Facility Loan Agreement also contains minimum interest coverage and maximum total leverage maintenance covenants, along with a maximum senior leverage covenant measured upon the incurrence of certain types of debt. The Exit Facility Loan Agreement contains certain events of default, including failure to make payments, breaches of covenants and representations, cross defaults to other material indebtedness, unpaid and uninsured judgments, changes of control and bankruptcy events of default. The lenders’ commitments to fund amounts under the Exit Facility are subject to certain customary conditions.

The above summary of the material terms of the Exit Facility Loans does not purport to be complete and is qualified in its entirety by reference to the text of (i) the Exit Facility Loan Agreement, (ii) the Pledge Agreement, dated as of the Effective Date, made by the pledgors party thereto in favor of Bank of America, N.A., as administrative agent, for the benefit of certain secured parties, (iii) the Security Agreement, dated as of the Effective Date, by and among the Company, FairPoint Logistics, the subsidiaries of the Company party thereto and Bank of America, N.A., as administrative agent, for the benefit of certain secured parties and (iv) the Continuing Guaranty Agreement, dated as of the Effective Date, made by and among the guarantors party thereto in favor of Bank of America, N.A., as administrative agent, for the benefit of certain secured parties, copies of which are included as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

Registration Rights Agreement

On the Effective Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Angelo, Gordon & Co., L.P. (“Angelo Gordon”), on behalf of and as investment manager of the persons set forth on Schedule I to the Registration Rights Agreement (together with Angelo Gordon, the “Ten Percent Holders”) that hold in the aggregate at least 10% of the Company’s new common stock, par value $0.01 per share (the “New Common Stock”).  Under the Registration Rights Agreement, the Ten Percent Holders are entitled to request an aggregate of two registrations of the Ten Percent Holders’ registrable securities; provided that no such rights shall be demanded prior to the expiration of 180 days from the Effective Date.  If the Ten Percent Holders in the aggregate hold less than 7.5% of the New Common Stock, such holders’ rights under the Registration Rights Agreement shall terminate.

The above summary of the material terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is included as Exhibit 10.5 to this Current Report and is incorporated by reference herein.

Warrant Agreement

On the Effective Date, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with The Bank of New York Mellon, as warrant agent.  Pursuant to the Warrant Agreement, the Company will issue warrants (the “Warrants”) to purchase an aggregate of 3,582,402 shares of New Common

Stock. The number of shares of New Common Stock issuable upon the exercise of the Warrants is subject to adjustment upon the occurrence of certain events described in the Warrant Agreement.  The initial exercise price applicable to the Warrants is $48.81 per share of New Common Stock for which the Warrants may be exercised.  The exercise price applicable to the Warrants is subject to adjustment upon the occurrence of certain events described in the Warrant Agreement.  The Warrants may be exercised at any time on or before the seventh anniversary of the Effective Date.  The Warrants, and all rights under the Warrants, are transferable as provided for in the Warrant Agreement.

The above summary of the material terms of the Warrant Agreement does not purport to be complete, is qualified in its entirety by reference to the text of the Warrant Agreement, a copy of which is included as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Litigation Trust Agreement

On the Effective Date, the Company entered into the FairPoint Litigation Trust Agreement (the “Litigation Trust Agreement”) with Mark E. Holliday, as litigation trustee (the “Litigation Trustee”), and the official committee of unsecured creditors appointed in the Chapter 11 Cases, pursuant to which the FairPoint Litigation Trust (the “Litigation Trust”) was established for the benefit of specified holders of allowed claims and for the pursuit of certain causes of action against Verizon Communications Inc. (“Verizon”) arising in connection with the Agreement and Plan of Merger, dated as of January 15, 2007,  by and among Verizon, Northern New England Spinco Inc. (“Spinco”) and the Company, as amended (the “Merger Agreement”).  Pursuant to the Plan, the Company transferred such claims and causes of actions against Verizon related to the Merger Agreement to the Litigation Trust with title to such claims and causes of action being free and clear of all liens, charges, claims, encumbrances and interests.  In addition, pursuant to the Plan, the Company transferred funds to the Litigation Trust to pay the reasonable costs and expenses associated with the administration of the Litigation Trust.  Pursuant to the Litigation Trust Agreement, the Trustee may request additional funding for the Litigation Trust from the Company following the Effective Date; provided, that (i) any such additional funding will be subject to the approval of the Company’s New Board (as defined below) in its sole discretion, (ii) after giving effect to such additional funding, the Company’s cash on hand may not be less than $20,000,000 (after taking into account the cash distributions to be made pursuant to the Plan) and (iii) no proceeds of any borrowings under the Exit Revolving Facility may be used to fund such additional funding.  The Trustee may prosecute the transferred claims and causes of action against Verizon as described in and authorized by the Plan and the Litigation Trust Agreement, make timely and appropriate distributions to the beneficiaries of the Litigation Trust and otherwise carry out the provisions of the Litigation Trust Agreement.

The above summary of the material terms of the Litigation Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Litigation Trust Agreement, a copy of which is included as Exhibit 10.6 to this Current Report and is incorporated by reference herein.

Long Term Incentive Plan and Success Bonus Plan

As contemplated by the Plan, on the Effective Date, the Company was deemed to have adopted the FairPoint Communications, Inc. 2010 Long Term Incentive Plan (the “Long Term Incentive Plan”) and the FairPoint Communications, Inc. 2010 Success Bonus Plan (the “Success Bonus Plan”).

Copies of the Long Term Incentive Plan and the Success Bonus Plan were included as Exhibits 10.1 and 10.2, respectively, to the Confirmation Current Report and are incorporated by reference herein.

Regulatory Settlements

As required by the Plan as a condition precedent to the effectiveness of the Plan, the Company was required to obtain certain regulatory approvals, including approvals from the public utility commissions in Maine and New Hampshire and the Vermont Public Service Board (the “Vermont Board”). In connection with the Chapter 11 Cases, the Company negotiated with representatives of the state regulatory authorities in each of Maine, New Hampshire and Vermont with respect to (i) certain regulatory approvals relating to the Chapter 11 Cases and the Plan and (ii) certain modifications to the requirements imposed by state regulatory authorities as a condition to approval of the Company’s merger with Spinco (each a “Merger Order,” and collectively, the “Merger Orders”). The Company agreed to regulatory settlements with the representatives for each of Maine, New Hampshire and Vermont regarding modification of each state’s Merger Order (each a “Regulatory Settlement,” and collectively, the “Regulatory Settlements”).

New Hampshire Regulatory Settlement

On July 7, 2010, the New Hampshire Public Utilities Commission (“NHPUC”) provided its approvals for New Hampshire, including the Regulatory Settlement for New Hampshire (the “New Hampshire Regulatory Settlement”).  The New Hampshire Regulatory Settlement provides for, among other things, the following:

Service Quality Requirements:

•                  The Company will commit to meet the broadband build out and capital investment requirements and continue operating under the SQI service quality program of the January 23, 2008 Settlement Agreement (the “NH 2008 Settlement”) among Verizon, the Company and the staff of the NHPUC and Order No. 24,823 in Docket DT 07-011 (the “NH 2008 Order”), subject to certain modifications described in the New Hampshire Regulatory Settlement.

•                  Service quality penalties for 2009 were deferred until December 31, 2010.  If the Company met specified service levels on average in five performance areas over the twelve calendar months in 2010, the 2009 penalties will be waived.  If the Company met the service levels for some but not all of these five performance areas, the penalties will be reduced by 20% for each performance area specified for which the Company met specified service levels on average over the 12 calendar months in 2010.  The Company is in the process of determining whether it met the specified service levels in the five performance areas over the twelve calendar months in 2010, but the Company does not currently expect that the penalties will be waived in their entirety.

Broadband Commitments:

•                  The Company has agreed to adhere to the broadband coverage commitments prescribed in the NH 2008 Order; however, certain broadband build-out commitments with a deadline of April 1, 2010 were extended to December 31, 2010.  The Company is in the process of finalizing and confirming its broadband build-out commitments with a deadline of December 31, 2010, but the Company currently believes that it has fulfilled these broadband coverage commitments.

•                  The Company confirmed its commitment to spend a total of at least $56.4 million on its New Hampshire broadband build-out.

•                  The Company has the option to resell terrestrial (non-satellite) based service providers’ broadband service offerings in order to fulfill the Company’s broadband build out and/or service requirements with respect to the last eight percent (8%) of the Company’s broadband availability requirements as contained within the NH 2008 Settlement, provided that the services meet or exceed all requirements of the NH 2008 Order, and the resold services are purchased through and serviced by the Company.

•                  Pricing restrictions regarding stand-alone DSL service will terminate on April 1, 2011; provided, however, that the Company will continue to honor the “for life” pricing that Verizon had offered to certain customers.

•                  The first $500,000 of any penalty amounts resulting from any failure to meet broadband commitments will be paid to the New Hampshire Telecommunications Planning and Development Fund.  Any penalties above $500,000 will be invested within three years of the date of the penalty as additional expenditures for the Company’s network, subject to NHPUC approval.

Expenditure Commitments:

•                  The Company reconfirmed its commitment to spend $285.4 million in capital expenditures through March 31, 2013, of which $220.4 million has been spent through December 31, 2010; provided, however, that the amounts expended toward the $56.4 million broadband commitment described above may be applied to the $285.4 million capital expenditure commitment.

•                  The Company will reduce its $65 million “other expenditure” commitment by $10 million and reallocate the $10 million to recurring maintenance capital expenditures to be spent on or before March 31, 2013. This $10 million increases the $285.4 million capital expenditure commitment to $295.4 million.

•                  The Company may further reduce its $65 million “other expenditure” commitment by up to $10.5 million to the extent such amounts are needed and are actually expended beyond the original $56.4 million broadband commitment in order to achieve 95% broadband availability.

•                  The Company may further reduce its $65 million “other expenditure” commitment by $4.5 million of capital expenditures already expended in excess of amounts estimated to develop the Company’s next generation network.

•                  The Company will have from April 1, 2010 to March 31, 2015 to meet whatever “other expenditure” commitment remains after the preceding reductions, which will be spent on “network enhancing activities.”

Financial Commitments:

•                  Certain of the financial conditions of the NH 2008 Settlement and the NH 2008 Order are replaced by the terms of the New Hampshire Regulatory Settlement and are satisfied or rendered moot by the debt reductions resulting from the Plan.

Management Commitments:

•                  The Company’s board of directors is required to consist of a supermajority of newly appointed independent directors, and at least one member of the board of directors will reside in northern New England.

•                  The board of directors of the Company is required to appoint a “regulatory sub-committee” that will monitor compliance with the terms of the NH 2008 Order, as modified by the New Hampshire Regulatory Settlement, and all other regulatory matters involving the States of Vermont, New Hampshire and Maine.  The Company appointed a regulatory committee on the Effective Date.

•                  The Company is required to maintain a state president who will provide a senior regulatory presence in New Hampshire and is able to reasonably respond to various future Company-based NHPUC dockets or regulatory issues relating to telecommunications.  The Company fulfilled this obligation in February of 2010.

•                  The Company agreed to seek to have a Chief Information Officer in place by June 30, 2010.   The Company fulfilled this obligation in March of 2010.

•                  The Company has agreed that any management bonuses will be based on a combination of EBITDAR (EBITDA plus restructuring costs) and service metrics goals and the weighting for each of these categories will be computed and clearly stated for the incentive and bonus plans for each individual and for the Company in total.

Other:

•                  The Company is required to reimburse the State of New Hampshire for certain costs and expenses.

•                  During the first two years following the Effective Date of the Plan, the Company is barred from paying dividends if the Company is in material breach of the New Hampshire Regulatory Settlement until the Company cures such breach.

The above summary of the material terms of the New Hampshire Regulatory Settlement does not purport to be complete and is qualified in its entirety by reference to the text of the New Hampshire Regulatory Settlement, which was attached as an exhibit to Exhibit 2.1 to the Confirmation Current Report and is incorporated by reference herein.

Maine Regulatory Settlement

On July 6, 2010, the Maine Public Utilities Commission (the “MPUC”) provided its approvals for Maine, including the Regulatory Settlement for Maine (the “Maine Regulatory Settlement”).  The Maine Regulatory Settlement provides for, among other things, the following:

General:

•                  The Company will comply with the MPUC’s February 1, 2008 Order issued in Docket Nos. 2007-67 and 2005-155, and all stipulations approved thereby (the “ME 2008 Merger Order”), including provisions regarding broadband build-out, capital investment, the SQI program and other provisions of the ME 2008 Merger Order, subject to certain modifications described in the Maine Regulatory Settlement.

Service Quality Requirements:

•                  The Company and the MPUC agreed to submit a joint consent order to the Bankruptcy Court which provides for the implementation of the SQI rebates for the 2008-2009 SQI year, starting with bills issued in March 2010.

Broadband Commitments:

•                  The deadline for the Company’s initial 83% broadband build-out requirement was extended from April 1, 2010 to December 31, 2010.  The Company is in the process of confirming its compliance with the broadband build-out commitment with a deadline of December 31, 2010, but the Company currently believes that it has fulfilled this broadband coverage commitment.  An additional interim requirement of 85% is established with a July 31, 2012 deadline, and the final requirement with a March 31, 2013 deadline, will be reduced from 90% to 87%.  However, if the Company fails to meet any of these requirements, the Company shall be further required to achieve 90% by March 31, 2014.  The Company further agrees that by March 31, 2013, it will achieve 82% for lines in UNE Zone 3.  If the Company meets the 87% requirement by March 31, 2013, the Company will contribute $100,000 to the ConnectME Authority on July 1, 2013.

•                  In meeting its broadband build-out requirements beyond 85%, the Company may resell the broadband service offerings of other non-satellite providers in order to meet its build-out and/or service requirements, provided that the services meet or exceed all requirements of the ME 2008 Merger Order, the resold services are purchased through and serviced by the Company, and the MPUC staff approves the provider(s).

Financial Commitments:

•                  The financial conditions in the ME 2008 Merger Order were replaced by the terms of the Maine Regulatory Settlement, which provided that such financial conditions were satisfied or were rendered moot by the debt reductions resulting from the Plan.

Management Commitments:

•                  The Company’s New Board is required to consist of a supermajority of newly appointed independent directors and at least one member of the New Board will reside in northern New England.

•                  The New Board is required to appoint a “regulatory sub-committee” that will monitor compliance with the terms of the ME 2008 Merger Order, as modified by the Maine Regulatory Settlement, and all other regulatory matters involving the States of Vermont, New Hampshire and Maine.  The Company appointed a regulatory committee on the Effective Date.

•                  The Company agreed to seek to have a Chief Information Officer in place by June 30, 2010.  The Company fulfilled this obligation in March of 2010.

•                  The Company has agreed that any management bonuses will be based on a combination of EBITDAR (EBITDA plus restructuring costs) and service metrics and the weighting for each of these categories will be computed and clearly stated for the incentive and bonus plans for each individual and for the Company in total, and that the Company will disclose such metrics to the MPUC and the Office of the Public Advocate of the State of Maine (the “Maine Public Advocate”).

Other:

•                  The Company is required to reimburse the MPUC and Maine Public Advocate for certain costs and expenses.

The above summary of the material terms of the Maine Regulatory Settlement does not purport to be complete and is qualified in its entirety by reference to the text of the Maine Regulatory Settlement, which was attached as an exhibit to Exhibit 2.1 to the Confirmation Current Report and is incorporated by reference herein.

Vermont Regulatory Settlement

On December 23, 2010, the Vermont Board provided its approvals in Vermont, including the Regulatory Settlement for Vermont (the “Vermont Regulatory Settlement”).  The Vermont Regulatory Settlement provides for, among other things, the following:

Service Quality Requirements:

•                  In general, all of the service quality programs contained in the January 8, 2008 settlement agreement among Verizon, the Company and the DPS (the “VT 2008 Settlement”) and the February 15, 2008 Order RE: MODIFIED PROPOSAL IN Docket Number 7270 (the “VT 2008 Order”) will remain in place subject to certain modifications described in the Vermont Regulatory Settlement.

•                  Service quality penalties for 2008 and 2009 will be deferred until December 31, 2010.  If the Company meets specified service levels on average in ten performance areas over the twelve calendar months in 2010, the 2008 and 2009 penalties will be waived.  If the Company meets the service levels for some but not all of these ten performance areas, the penalties will be reduced by 10% for each performance area specified for which the Company meets specified service levels on average over the 12 calendar months in 2010.  The Company is in the process of determining whether it met the specified service levels in the ten performance areas over the twelve calendar months in 2010, but the Company does not currently expect that the penalties will be waived in their entirety.

Broadband Commitments:

•                  The Company will undertake to deploy broadband services to 95% of all access lines in those exchanges that have been identified for 100% broadband availability in the VT 2008 Order (the “100% Exchanges”) by June 30, 2011.  With respect to the remaining 5% of lines in the 100% Exchanges, the Company will deploy broadband to any requesting customer using an extended service interval of 90 days from the date of the receipt of the order from the customer, provided such order is made no sooner than June 30, 2011.  Failure to meet such requirements will require the Company to waive certain service charges.

•                  The Company also will request that the Vermont Board authorize the Company to use Federal High Cost Universal Service Funds (“USF”) for three consecutive years to upgrade local loop plant and infrastructure in order to improve the Company’s service quality and network reliability.  If the Vermont Board authorizes the Company to use the USF, and to the extent permitted by Federal Communications Commission (“FCC”) rules, the Company may invest the USF in network infrastructure that will support the deployment of broadband services to an additional 5% of access lines on a timeline that varies depending on the date of the Vermont Board’s authorization.

•                  The Company will have the option to resell terrestrial (non-satellite) based service providers’ broadband service offerings in order to fulfill the Company’s broadband build out and/or service requirements as contained in the VT 2008 Order, provided that the services meet or exceed all requirements of the VT 2008 Order as modified by the Vermont Regulatory Settlement, and the resold services are purchased through and serviced by the Company.

•                  Penalty amounts resulting from any failure to meet broadband deployment requirements will be managed by the Company with funds deposited into an escrow account with an escrow agent, which will reimburse the Company for costs incurred for additional network projects completed within 18 months of the date of the penalty, such projects subject to the approval of the DPS.

Capital Investment Commitments:

•                  The Company will meet the capital investment requirements of the VT 2008 Order.

Financial Commitments:

•                  Certain of the financial conditions of the VT 2008 Settlement and the VT 2008 Order are replaced by the terms of the Vermont Regulatory Settlement and are satisfied or rendered moot by the debt reductions resulting from the Plan.

Management Commitments:

•                  The Company’s New Board is required to consist of a supermajority of newly appointed independent directors and at least one member of the New Board will reside in northern New England.

•                  The New Board is required to appoint a “regulatory sub-committee” that will monitor compliance with the terms of the VT 2008 Order, as modified by the Vermont Regulatory Settlement, and all other regulatory matters involving the States of Vermont, New Hampshire and Maine.  The Company appointed a regulatory committee on the Effective Date.

•                  The Company is required to maintain a state president who will provide a senior regulatory presence in Vermont and be able to reasonably respond to various future Company-based dockets or regulatory issues relating to telecommunications.  The Company fulfilled this obligation in January of 2010.

•                  The Company agreed to seek to have a Chief Information Officer in place by June 30, 2010.   The Company fulfilled this obligation in March of 2010.

•                  The Company has agreed that any management bonuses will be based on a combination of EBITDAR (EBITDA plus restructuring costs) and service metrics goals and the weighting for each of these categories will be computed and clearly stated for the incentive and bonus plans for each individual and for the Company in total.

Other:

•                  The Company is required to reimburse the State of Vermont for certain costs and expenses.

•                  During the first two years following the Effective Date of the Plan, the Company is barred from paying dividends if the Company is in material breach of the Vermont Regulatory Settlement until the Company cures such breach.

The above summary of the material terms of the Vermont Regulatory Settlement does not purport to be complete and is qualified in its entirety by reference to the text of the Vermont Regulatory Settlement, which was attached as an exhibit to Exhibit 2.1 to the Confirmation Current Report and is incorporated by reference herein.

Item 1.02               Termination of a Material Definitive Agreement.

On the Effective Date, in accordance with the Plan, the Company terminated the following material agreements:

Pre-Petition Credit Agreement

On the Effective Date, the Credit Agreement, dated as of March 31, 2008, by and among the Company, Spinco, Bank of America, N.A, as syndication agent, Morgan Stanley Senior Funding, Inc. and Deutsche Bank Securities Inc., as co-documentation agents, and Lehman Commercial Paper Inc., as administrative agent, and the lenders party thereto (as amended, supplemented or otherwise modified from time to time, the “Pre-Petition Credit Agreement”), was cancelled (except that the Pre-petition Credit Agreement continues in effect solely for the purposes of allowing creditors under the Pre-Petition Credit Agreement to receive distributions under the Plan and preserving certain rights of the administrative agent).  In accordance therewith, all notes, swap agreements and other agreements associated therewith were terminated, including, without limitation, the following agreements:

•                  Amendment, Waiver, Resignation and Appointment Agreement, dated as of January 21, 2009, by and among the Company, lenders party thereto, Lehman Commercial Paper Inc. and Bank of America, N.A.;

•                  Subsidiary Guaranty, dated as of March 31, 2008, by and among FairPoint Broadband, Inc., MJD Ventures, Inc., MJD Services Corp., S T Enterprises, Ltd., FairPoint Carrier Services, Inc., FairPoint Logistics and Lehman Commercial Paper Inc.;

•                  Pledge Agreement, dated as of March 31, 2008, by and among FairPoint, MJD Ventures, Inc., MJD Services Corp., S T Enterprises, Ltd., FairPoint Carrier Services, Inc., FairPoint Broadband, Inc., FairPoint Logistics, Enhanced Communications of Northern New England, Inc., Utilities, Inc., C-R Communications, Inc., Comerco, Inc., GTC Communications, Inc., St. Joe Communications, Inc., Ravenswood Communications, Inc., Unite Communications Systems, Inc. and Lehman Commercial Paper Inc.; and

•                  Deposit Agreement, dated as of March 31, 2008, by and among Northern New England Telephone Operations LLC, Telephone Operating Company of Vermont LLC and Lehman Commercial Paper Inc.

As of September 30, 2010, $1,970,963,000 was outstanding under the Pre-petition Credit Agreement.

Debt Securities

On the Effective Date, all outstanding obligations under the following notes (collectively, the “Pre-petition Notes”) issued by the Company were cancelled, and the indentures governing such obligations were cancelled (except to the extent to allow the Company or the relevant Pre-Petition Notes indenture trustee, as applicable, to make distributions pursuant to the Plan on account of claims related to such Pre-petition Notes):

•                  13-1/8% Senior Notes due April 1, 2018, which were issued pursuant to the Indenture, dated as of March 31, 2008, by and between Northern New England Spinco Inc. and U.S. Bank National Association, as amended; and

•                  13-1/8% Senior Notes due April 2, 2018, which were issued pursuant to the Indenture, dated as of July 29, 2009, by and between the Company and U.S. Bank National Association.

As of September 30, 2010, $549,996,000 aggregate principal amount of the Pre-petition Notes was outstanding.

DIP Credit Agreement

On the Effective Date, the Company’s Debtor-in-Possession Credit Agreement, dated as of October 27, 2009 (as amended, the “DIP Credit Agreement”), by and among, the Company and FairPoint Logistics, certain financial institutions (the “DIP Lenders”) and Bank of America, N.A., as the administrative agent for the DIP Lenders, which provided for a revolving facility in an aggregate principal amount of up to $75 million, of which up to $30 million was also available in the form of one or more letters of credit that could be issued to third parties for the account of the Company and its subsidiaries, was converted into the new $75 million Exit Revolving Facility with a five-year term.  On the Effective Date, each of the following agreements related to the DIP Credit Agreement was terminated:

•                  Debtor-in-Possession Subsidiary Guaranty, dated as of October 30, 2009, by and among certain subsidiaries of the Company and Bank of America, N.A.;

•                  Debtor-in-Possession Pledge Agreement, dated as of October 30, 2009, by and among the Company, FairPoint Logistics, certain subsidiaries of the Company and Bank of America, N.A.; and

•                  Debtor-in-Possession Security Agreement, dated as of October 30, 2009, by and among the Company, FairPoint Logistics, certain subsidiaries of the Company and Bank of America, Inc.

Equity Securities

Immediately prior to the Effective Date, 89,964,144 shares of the Company’s common stock, par value $0.01 per share (the “Old Common Stock”), were issued and outstanding.  On the Effective Date, by operation of the Plan, all equity interests of the Company outstanding on or prior to the Effective Date (the “Preconfirmation Equity Interests”), including but not limited to all outstanding shares of Old Common Stock, options and contractual or other rights to acquire any equity interests and all performance units of the Company which were issued and outstanding pursuant to performance unit award agreements, were cancelled and extinguished.

Holders of Preconfirmation Equity Interests received no distributions or other consideration under the Plan.

Rejection of Other Material Contracts

If and to the extent any of the following contracts are executory, on the Effective Date, these material contracts, which were filed previously by the Company with its reports with the SEC, were rejected by the Company in accordance with the Plan:

•                  Agreement and Plan of Merger, dated as of January 15, 2007, by and among Verizon, Spinco and the Company, as amended;

•                  Employee Matters Agreement, dated as of January 15, 2007, by and among Verizon, Spinco and the Company; and

•                  Tax Sharing Agreement, dated as of January 15, 2007, by and among the Company, Verizon and Spinco.

In addition, the following incentive plans and all related award agreements issued thereunder were rejected by the Company in accordance with the Plan:

•                  the Company’s Amended and Restated 1998 Stock Incentive Plan, which was filed as Exhibit 10.28 to the Company’s Registration Statement on Form S-4 declared effective as of August 9, 2000;

•                  the Company’s Amended and Restated 2000 Employee Stock Incentive Plan, which was filed as Exhibit 10.27 to the Company’s Annual Report on Form10-K filed on March 24, 2004;

•                  the Company’s 2005 Stock Incentive Plan, which was filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed on March 25, 2005; and

•                  the Company’s 2008 Long Term Incentive Plan, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on June 23, 2008.

Item 1.03               Bankruptcy or Receivership.

As discussed above, on January 13, 2011, the Bankruptcy Court entered the Confirmation Order confirming the Plan, which order was dated January 13, 2011.  The information in Item 1.01 of this Current Report and Item 5.03 of the Concurrent Current Report are incorporated by reference into this Item 1.03.

The following is a summary of the material terms of the Plan.  This summary highlights only certain substantive provisions of the Plan and is not a complete description of the Plan.  This summary is qualified in its entirety by reference to the full text of the Plan, which was included as Exhibit 2.1 to the Confirmation Current Report and is incorporated by reference herein.

Plan

The Plan provides for the cancellation and extinguishment of all Preconfirmation Equity Interests, including but not limited to all outstanding shares of Old Common Stock, options and contractual or other rights to acquire any equity interests on the Effective Date.

The Plan provides for (i) the lenders under the Pre-petition Credit Agreement, (ii) the administrative agent under the Pre-petition Credit Agreement (other than certain indemnity and reimbursement rights of the administrative agent which survived) and (iii) holders of other claims against the Company arising under the Pre-petition Credit Agreement or ancillary agreements (including swap agreements) (collectively, “Pre-petition Credit Agreement Claims”) to receive the following in full and complete satisfaction of such Pre-petition Credit Agreement Claims: (i) a pro rata share of the Exit Term Loan; (ii) a pro rata share of certain cash payments; (iii) a pro rata share of 23,620,718 shares of the New Common Stock; and (iv) a pro rata share of a 55% interest in the Litigation Trust.

In addition, the Plan provides for holders of allowed unsecured claims against the Company (“FairPoint Communications Unsecured Claims”) to receive the following in full and complete satisfaction of such

FairPoint Communications Unsecured Claims: (i) a pro rata share of 2,101,676 shares of New Common Stock; (ii) a pro rata share of a 45% interest in the Litigation Trust; and (iii) a pro rata share of the Warrants, the terms of which are more fully described in the Warrant Agreement and in “Item 1.01. Entry into a Material Definitive Agreement—Warrant Agreement” of this Current Report.

The Plan provides for holders of allowed unsecured claims against the Company’s subsidiaries and holders of certain unsecured convenience claims against the Company to receive payment in full in cash in the amount of their allowed claims.

The Plan also provides for (i) certain employees of the Company and a consultant of the Company to receive (a) Success Bonuses pursuant to the terms of the Success Bonus Plan and/or (b) New Common Stock awards, consisting of restricted shares of New Common Stock and/or options to purchase shares of New Common Stock, pursuant to the terms of the Long Term Incentive Plan, (ii) members of the Company’s board to be appointed on the Effective Date (the “New Board”) to receive options to purchase New Common Stock pursuant to the terms of the Long Term Incentive Plan and (iii)  certain employees of the Company or members of the New Board to receive certain discretionary awards of New Common Stock consisting of restricted shares of New Common Stock, pursuant to the terms of the Long Term Incentive Plan.  The description of the terms and conditions of the Long Term Incentive Plan and the Success Bonus Plan contained in Item 5.02 of the Confirmation Current Report is incorporated by reference in this Item 1.03.

The foregoing is a summary of the treatment of certain classes of creditors under the Plan.  For a full description of the treatment of all claims under the Plan, see Sections IV and V of the Plan.

Finally, the Plan includes certain discharges, releases, exculpations and injunctions that became effective on the Effective Date, including the following: (i) except as provided otherwise in the Plan, all existing claims against, and equity interests in, the Company that arose prior to the Effective Date were released, terminated, extinguished and discharged; (ii) in consideration of the services of the Released Parties (as defined in the Plan) the Company and all persons who held, or may have held, claims against, or equity interests in, the Company prior to the Effective Date released the Released Parties (as defined in the Plan) from claims, causes of action and liabilities related to the Company; (iii) none of the Company, the Released Parties (as defined in the Plan) or the Litigation Trustee shall have or incur any liability relating to or arising out of the Chapter 11 Cases; and (iv) except as otherwise provided in the Plan, all persons are permanently enjoined from asserting claims, liabilities, causes of action, interest or remedies that are released or discharged pursuant to the Plan.

The foregoing is a summary of the discharge, release, exculpation and injunction provisions under the Plan.  For a full description of such discharge, release, exculpation and injunction provisions, see Sections XIII and XIV of the Plan.

Assets and Liabilities

Information as to the assets and liabilities of the Company as of the most recent practicable date is contained in the condensed consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, which was filed with the SEC on November 9, 2010 and is incorporated by reference herein.

In connection with its emergence from Chapter 11 protection, the Company will adopt fresh start accounting in accordance with the Reorganizations Topic of the Financial Accounting Standards Board Accounting Standards Codification.  The adoption of fresh start accounting will result in the Company becoming a new entity for financial reporting purposes. As a result of the

Company’s adoption of fresh-start accounting, its assets and liabilities will be recorded at their fair value as of the fresh-start reporting date. The fair value of the Company’s assets and liabilities as of that date is likely to differ materially from the recorded values of its assets and liabilities as reflected in its historical consolidated financial statements. In addition, the Company’s adoption of fresh-start accounting is likely to materially affect its results of operations following the reporting date. Consequently, investors are cautioned that the Company’s historical financial statements may not be reliable indicators of its financial condition and results of operations for any period after its adoption of fresh-start accounting.  The Company is currently working with its external valuation advisors to estimate the impact of fresh start accounting.  At present, the Company is unable to confirm the impact that fresh-start accounting may have on its financial condition and results of operations, although the Company expects the impact to be significant.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Company’s Exit Facility Loans set forth in Item 1.01 of this Current Report is incorporated by reference in this Item 2.03.

Item 3.02               Unregistered Sales of Equity Securities.

The Ninth Amended and Restated Certificate of Incorporation of FairPoint Communications, Inc. (the “Certificate of Incorporation”), which became effective on the Effective Date, authorizes the Company to issue up to 37,500,000 fully paid and non-assessable shares of New Common Stock and up to 2,500,000 shares of preferred stock, par value $0.01 per share.

Pursuant to the Plan, on the Effective Date, the Company (i) issued 25,112,085 shares of New Common Stock in the aggregate to holders of Pre-petition Credit Agreement Claims and FairPoint Communications Unsecured Claims, (ii) reserved 3,582,402 shares of New Common Stock for issuance upon exercise of the Warrants, (iii) reserved 3,134,603 shares of New Common Stock for awards under the Long Term Incentive Plan, (iv) issued pursuant to the Long Term Incentive Plan (a) 547,792 shares of restricted stock to management-level and other employees, a consultant of the Company and members of the New Board and (b) 991,012 stock options to purchase New Common Stock to management-level and other employees and members of the New Board, (v) reserved for issuance 537,555 shares of New Common Stock for distribution upon receipt of certain information from certain holders of Pre-petition Credit Agreement Claims and (vi) reserved 72,754 shares of New Common Stock for distribution upon the resolution of certain disputed claims pursuant to the Plan.  For a description of the awards the Company made under the Long Term Incentive Plan on the Effective Date, see Item 5.02 of the Concurrent Current Report.

Based on the Confirmation Order, the Company relied on Section 1145(a)(1) of the Bankruptcy Code to issue the new securities described above.  Such section 1145(a)(1) exempts the offer and sale of securities under a plan of reorganization from registration under Section 4 of the Securities Act of 1933, as amended (the “Securities Act”), and state laws if three principal requirements are satisfied:

•                  the securities must be issued under a plan of reorganization by the debtor, its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor;

•                  the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and

•                  the securities must be issued either (i) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (ii) “principally” in such exchange and “partly” for cash or property.

The specimen stock certificate for the New Common Stock was included as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the SEC on January 24, 2011 (the “Form 8-A”) and is incorporated by reference herein.  The specimen warrant certificate for the Warrants is included as Exhibit 4.3 to this Current Report and is incorporated by reference herein.

Item 3.03               Material Modification to Rights of Security Holders.

The information regarding the cancellation of the debt securities and equity interests of the Company set forth in Item 1.02 of this Current Report is incorporated by reference in this Item 3.03.

The information regarding the amendments to the Company’s Certificate of Incorporation and the Company’s Second Amended and Restated By-laws set forth in Item 5.03 of the Concurrent Current Report is incorporated by reference in this Item 3.03.

Item 5.01               Changes in Control of Registrant.

On the Effective Date, by operation of the Plan and as discussed under “Equity Interests” in Item 1.02 of this Current Report, all of the Old Common Stock and other equity interests were cancelled and New Common Stock was issued as described in “Item 1.03. Unregistered Sales of Equity Securities.”  In addition, as discussed in Item 5.02 of the Concurrent Current Report, the composition of the Company’s board of directors as of the Effective Date is substantially different than the composition of the Company’s board of directors immediately prior to the Effective Date.

Item 8.01               Other Events

Listing on Nasdaq

On January 24, 2011, the New Common Stock was approved for listing and authorized for trading on the Nasdaq Capital Market.  The Company expects the New Common Stock to begin trading on the Nasdaq Capital Market shortly under the ticker symbol “FRP.”

Transfer Agent

Effective on the Effective Date, the transfer agent and registrar for the New Common Stock is The Bank of New York Mellon (operating with the service name BNY Mellon Shareowner Services).

Press Release

A copy of the Company’s press release dated January 24, 2011, announcing the effectiveness of the Plan and the Company’s emergence from the Chapter 11 Cases and the listing of the shares of the New Common Stock on the Nasdaq Capital Market is furnished as part of this Current Report as Exhibit 99.4 and incorporated herein by reference.

The information contained in this Item 8.01 disclosure is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.  The information contained in this Item 8.01 disclosure shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, attached as Exhibit 2.1 to the Confirmation Current Report and incorporated by reference herein

3.1	Ninth Amended and Restated Certificate of Incorporation of FairPoint Communications, Inc, attached as Exhibit 3.1 to the Form 8-A and incorporated by reference herein

3.2	Second Amended and Restated By-laws, attached as Exhibit 3.2 to the Form 8-A and incorporated by reference herein

4.1	Warrant Agreement, dated as of January 24, 2011, by and between the Company and The Bank of New York Mellon

4.2	Specimen Stock Certificate, attached as Exhibit 4.1 to the Form 8-A

4.3	Specimen Warrant Certificate

10.1

Credit Agreement, dated as of January 24, 2011, by and among the Company, FairPoint Logistics, Bank of America, N.A., as administrative agent, the other lenders party thereto and Banc of America Securities LLC, as sole lead arranger and sole book manager

10.2	Pledge Agreement, dated as of January 24, 2011, made by the pledgors party thereto in favor of Bank of America, N.A., as administrative agent, for the benefit of certain secured parties

10.3	Security Agreement, dated as of January 24, 2011, by and among the Company, FairPoint Logistics, the subsidiaries of the Company party thereto and Bank of America, N.A., as administrative agent

10.4

Continuing Guaranty Agreement, dated as of January 24, 2011, made by and among the guarantors party thereto in favor of Bank of America, N.A., as administrative agent, for the benefit of certain secured parties

10.5	Registration Rights Agreement, dated as of January 24, 2011

10.6	FairPoint Litigation Trust Agreement, dated as of January 24, 2011

10.7	FairPoint Communications, Inc. 2010 Long Term Incentive Plan, attached as Exhibit 10.1 to the Confirmation Current Report and incorporated by reference herein

10.8	FairPoint Communications, Inc. 2010 Success Bonus Plan, attached as Exhibit 10.2 to the Confirmation Current Report and incorporated by reference herein

99.1	New Hampshire Regulatory Settlement, dated as of February 5, 2010, attached as an exhibit to Exhibit 2.1 to the Confirmation Current Report and incorporated by reference herein

99.2	Maine Regulatory Settlement, dated as of February 9, 2010, attached as an exhibit to Exhibit 2.1 to the Confirmation Current Report and incorporated by reference herein

99.3	Vermont Regulatory Settlement, dated as of February 5, 2010, attached as an exhibit to Exhibit 2.1 to the Confirmation Current Report and incorporated by reference herein

99.4	Press Release, dated January 24, 2011

Cautionary Note Regarding Forward-Looking Statements

Some statements in this Current Report are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts. When used in this Current Report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company’s plans, objectives, expectations and intentions and other factors discussed under “Risk Factors” in the reports the Company files with the SEC pursuant to the Exchange Act. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to the Company and speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company’s subsequent periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Schedule 14A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ Ajay Sabherwal
		Name:	Ajay Sabherwal
		Title:	Executive Vice President and Chief Financial Officer

Date: January 24, 2011